                                TEAMING AGREEMENT
                                     BETWEEN
                                   FAGEN, INC.
                                       AND
                                    ICM, INC.


This Agreement (the "Agreement"), dated _________________, sets forth the mutual understanding and intent of Fagen, Inc., a Minnesota corporation ("Fagen"), and ICM, Inc., a Kansas corporation ("ICM"), regarding their joint pursuit of contracts in the Continental United States to engineer, procure and construct dry mill ethanol plants, and to develop enhanced methods of design, procurement and construction for use on such projects. The Appendices to this Agreement are incorporated by reference herein.

1.       PARTIES

1.1 AFFILIATES. Fagen and ICM (collectively, the "Parties" and individually, a "Party") intend that their Affiliates be bound by this Agreement. The Parties acknowledge that they do not intend to cause or use their Affiliates to frustrate the purposes hereof by establishing or using separate affiliates to pursue Potential Projects outside the framework of this Agreement. However, either Party may use its Affiliates in the pursuit and completion of Potential Projects under this Agreement.

1.2 THIRD PARTIES. On certain Approved Projects it may be desirable to add third parties (a "Third Party") to the project team. With the mutual consent of both Parties, a Third Party may be included as part of the project team.

1.3      DEFINITIONS.

         "Affiliate" refers to any individual, partnership, corporation or other entity that directly or indirectly controls or is controlled by or is under common control with a Party.

         "Approved Project" refers to any Potential Project that the Executive Committee has agreed the Parties will jointly pursue and the Owner has executed a Letter of Intent.

         "Awarded Project" refers to any Approved Project that has been awarded to the Parties.

         "Person" refers to any natural person, partnership, corporation or other entity.

         "Potential Project" means any project which a Party or a Third Party refers to the Operations Committee for consideration to become an Approved Project.

         "Project Team" refers to a group of individuals selected to manage a particular project by the Operations Committee.

2.       PURPOSE

2.1 Fagen and ICM confirm that they are entering into the relationship set forth in this Agreement for the sole and limited purpose of preparing and submitting proposals for Approved Projects (the "Proposals"), performing contracts for Awarded Projects, and pursuing certain activities to enhance the Parties' joint competitiveness in the ethanol industry Design-Build contracting business, as further set forth in this Agreement.

2.2 Nothing contained in this Agreement shall be construed as creating a corporation, partnership, joint stock company, business trust, joint venture, whether incorporated or not, involving the Parties. This Agreement shall not limit the activities of each of them or their respective Affiliates in carrying on their respective business or businesses for their own benefit, unless specifically prohibited hereunder.


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2.3      Nothing contained in this Agreement shall be construed as creating any fiduciary relationship of any nature between the Parties; provided, however, that the Parties shall always act in good faith toward each other.

2.4 Neither Party shall have the authority or right, nor shall either Party hold itself out as having the authority or right, to assume, create or undertake any obligation of any kind whatsoever, expressed or implied, on behalf of or in the name of the other Party without the express prior written consent of the other Party.

2.5 If the Parties agree to pursue a Potential Project, each Party undertakes to cooperate with the other Party and to negotiate for the purpose of agreeing to and executing a legally binding project agreement ("Project Agreement") for such Approved Project prior to the submission of any Proposal pursuant to which each of the Parties agrees to participate in the Approved Project. It is the present intention that the Project Agreement may provide for the formation of a limited liability company, limited partnership, joint venture or consortium to proceed with the work or may create a prime contractor-subcontractor relationship.

2.6 It is the Parties' intent to pursue the design, procurement and construction of the Approved Projects exclusively with each other and their Affiliates in accordance with the terms of this Agreement.

3.       ADMINISTRATION

3.1 ESTABLISHMENT OF COMMITTEES. The overall business commitment of each Party under this Agreement shall be the responsibility of the "Executive Committee" which shall be comprised of two persons from each Party. Overall management, leadership, day-to-day administration of this Agreement, direction of the preparation of Proposals and completion of Awarded Projects shall be the responsibility of the "Operations Committee" which shall be comprised of two persons from each Party. At least one person from each Party shall be common to both the Executive Committee and the Operations Committee. Each Party may change its representatives by written notice to each other. Each person shall be entitled to one vote on each committee, and all decisions of each Committee shall be unanimous. To facilitate decision making, a party may bring to an Executive Committee or Operations Committee meeting such non-voting advisory personnel as the party deems appropriate, subject to the consent of the other party, which consent shall not be unreasonably withheld.

3.1.1    The initial Executive Committee representatives are:

               FAGEN, INC.                                          ICM, INC.
               -----------                                          ---------

         Ron Fagen                                            Dave VanderGriend
         Daryl Gillund                                        Jeff Roskam

3.1.2    The initial Operations Committee representatives are:

               FAGEN, INC.                                          ICM, INC.
               -----------                                          ---------

         Ron Fagen                                            Dave VanderGriend
         Daryl Gillund                                        Jeff Roskam

3.2 EXECUTIVE COMMITTEE. The Executive Committee shall have the overall power to administer this Agreement, direct the actions of the Operations Committee, and to resolve disputes of the Operations Committee. The Executive Committee shall meet as necessary, but not less than quarterly, to determine matters related to this Agreement. The Executive Committee may hold, and any representative may participate in, a meeting by means of conference telephone or similar communications equipment that enables all representatives participating in the meeting to hear each other. One representative from each Party shall constitute a quorum.


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3.2.1    The duties and responsibilities of the Executive Committee include:

         - To review and approve overall policies and procedures prepared by the Operations Committee;
         - To review and approve the business plans prepared by the Operations Committee;
         - To settle disputes not resolved by the Operations Committee;
         - To define, from time to time, the scope of projects the Parties desire to pursue;
         - To determine which Potential Projects to pursue;
         - To approve a project price; and
         - To take any other action the Executive Committee deems appropriate.

3.3 OPERATIONS COMMITTEE. The Operations Committee shall meet as necessary, but not less than monthly, to determine matters related to this Agreement as directed by the Executive Committee. The Operations Committee may hold, and any representative may participate in, a meeting by means of conference telephone or similar communications equipment that enables all representatives participating in the meeting to hear each other. One representative from each Party shall constitute a quorum.

3.3.1 The Operations Committee shall have the following authority and responsibilities and such additional authority and responsibility as delegated by the Executive Committee. The Operations Committee may further delegate these duties and responsibilities to a project management committee pursuant to a Project Agreement. The initial duties and responsibilities of the Operations Committee include:

         - To oversee selection and approve the members of a Project Team;
         - To appoint a project executive;
         - To prepare an overall business plan for operations pursuant to this Agreement for approval by the Executive Committee;
         - To prepare overall policies and procedures for approval by the Executive Committee;
         - To establish limits of authority for marketers and contract negotiators;
         - To discuss identified Potential Projects and make recommendations to the Executive Committee;
         - To allocate resources to Approved and Awarded Projects;
         - To determine the best method of proceeding with Approved and Awarded Projects;
         - To approve project policies and procedures; and
         - To oversee execution of Awarded Projects.

4.       PROJECT PURSUIT

4.1 IDENTIFICATION OF PROJECTS. The Executive Committee shall establish and maintain a description of the type of project opportunities the Parties desire to pursue jointly. If a Party learns of a project within such description, then such Party shall refer the project to the Operations Committee as a Potential Project. The Parties shall provide each other with all relevant information and all leads and suggestions obtained through each Party's contacts in the ethanol industry. This Agreement shall not apply to the following:

         - A Project that a Party can demonstrate was underway prior to the date of this Agreement.
         - A Project for which a confidentially agreement prevents disclosure.

4.2 PURSUIT OF PROJECTS. The Operations Committee shall review which Potential Projects to pursue within this Agreement. Within 15 days after referral of a Potential Project by a Party or a Third Party, the Operations Committee shall determine by unanimous vote whether to make a favorable recommendation to the Executive Committee to pursue the Potential Project. The Executive Committee will have an additional 15 days to make its decision. Unless delayed by agreement of


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         the Parties, if within 30 days after referral, the Executive Committee does not elect to pursue the referred Potential Project, either Party may pursue the Potential Project on its own or with others. If ICM elects not to pursue a Potential Project, Fagen will be granted a Limited License to use ICM's Confidential Data for a mutually agreeable fee.

4.3 LIMITS OF AUTHORITY. Upon approval of a Potential Project (an "Approved Project"), the Operations Committee shall establish the terms of participation by the Parties in the Approved Project. Neither Party will be allowed to withdraw from the Approved Project without the consent of the other unless it becomes necessary to exceed such terms of participation in order to obtain the Approved Project. Either Party may then elect to withdraw from the Approved Project.

4.4 PROJECT AGREEMENT. After designation of a project as an Approved Project, the Operations Committee shall approve a Project Agreement for the specified Approved Project which, among other things, shall establish the entity (the "Project Entity") to be used by the Parties for the purpose of designing, procuring and constructing the Approved Project if a contract is awarded. Approval of the Operations Committee will be required for participation by a Third Party in the Project Entity. If the Parties cannot agree upon an acceptable Project Agreement for an Approved Project, then either Party may elect to withdraw from the Approved Project and the Parties may thereafter pursue the project on their own or with others.

5.       DEVELOPMENT COSTS

         Prior to the execution of an applicable Project Agreement for an Approved Project, all costs and expenses incurred by the Parties with respect to an Approved Project and this Agreement shall be borne by the Party incurring such costs and expenses. The Project Agreement will provide for handling of such costs in the event the Parties' Proposal is accepted and a contract is awarded.

6.       CONFIDENTIALITY

6.1 DATA. To the extent of their respective rights and abilities to do so, the Parties shall exchange such information and data as are reasonably required of each to perform its part of this Agreement and any Project Agreement. All technical information, information systems, and confidential business information received from a Party under this Agreement, disclosed and designated to be confidential or proprietary whether in hard copy or electronic form (hereinafter called "Confidential Data"), shall not be disclosed to other Persons except as provided herein. After five (5) days prior notice to the other Party, a Party may disclose Confidential Data of the other Party on a need to know basis (i) to an employee of a Party or its Affiliates and (ii) subject to a confidentiality agreement to a subcontractor or supplier or prospective subcontractor or supplier. The restrictions on the disclosure of Confidential Data shall not apply to the extent such data: (a) were in the public domain at the time of the disclosure or later came under the public domain; (b) were known to the receiving Party at the time of the disclosure; (c) are authorized for disclosure by the written approval of the transmitting Party; (d) are lawfully derived by the receiving Party from a source other than the disclosing Party without restriction as to the use or disclosure of the data; or,
         (e) are independently developed by the receiving Party without recourse to any proprietary data provided under this Agreement. The Parties shall not be restricted in any way from releasing information in response to a subpoena, court order, or legal process, but shall notify the other Party of the demand for information before responding to such demand. The foregoing restrictions shall cease to apply five years after the expiration of this Agreement.

6.2 EXISTENCE OF THIS AGREEMENT. The Parties agree not to make a formal announcement or to disclose the existence of this Agreement without prior approval of the Executive Committee. Without disclosing the terms of this Agreement, promotional materials may be created for use in the promotion of ethanol industry Design-Build contracting services and such materials may be provided to prospective customers, either individually or through a form of distribution.


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7.       OTHER ACTIVITIES

The Operations Committee may appoint appropriate personnel from the Parties to one or more committees to investigate, review and develop process integration or process improvement methods for project controls, estimating, materials management, engineering deliverables or such other matters as they deem appropriate.

8.       PERSONNEL EXCHANGE AND TRAINING

8.1 TRAINING. Each Party agrees to notify the other of in-house training programs and opportunities that may be available for employees of the other Party.

8.2 PERSONNEL EXCHANGE. The Operations Committee shall endeavor to integrate personnel between the Parties as appropriate to enhance project implementation, project profitability, or to meet other mutually agreed objectives.

9.       TERM  & TERMINATION

9.1 TERMINATION. The term of this Agreement shall commence as of the date hereof, and shall continue for a period of one year, at which time it shall be automatically extended for successive one year terms, unless either Party hereto terminates this Agreement at the end of any one year term by giving written notice to the other Party at least thirty
         (30) days prior to the expiration of such one year term.

9.2 EFFECT OF TERMINATION. Unless otherwise mutually agreed, upon expiration or termination of this Agreement (a) all Potential or Approved Projects for which the Parties have not submitted a Proposal shall cease to be joint projects and any Party shall be free to pursue any of such Potential or Approved Projects, either alone or in cooperation with others, and (b) all Approved Projects for which Proposals have been submitted shall continue to be pursued as joint projects in accordance with the applicable terms of this Agreement and any applicable Project Agreement. The expiration or termination of this Agreement shall have no effect upon any Project Entity organized in accordance with any Project Agreement executed pursuant to this Agreement.

10.      PARENT COMPANY GUARANTEES

         Each Party shall provide to the other a guarantee of its and its Affiliates' obligations under this Agreement and any Project Implementation Agreement in a form mutually agreeable to the Parties and their respective corporate counsels. The Parties agree to exchange annually their audited financial statements. Each Party agrees to promptly inform the other of any material adverse change in its financial condition since the date of any audited financial statement furnished hereunder.

11.      WAIVER OF CONSEQUENTIAL DAMAGES

         To the fullest extent permitted by law, neither Party nor its Affiliates shall be liable to the other Party or its Affiliates for any special, indirect, exemplary, punitive or consequential damages arising out of this Agreement or any Project Agreement, regardless of how the same may be caused, including the fault, negligence, strict liability, breach of contract, or liability arising by statute of either Party.

12.      ASSIGNMENT

         This Agreement shall not be assigned by a Party without written consent of the other Party, except that a Party may assign its interest to such Party's Affiliate. This Agreement shall be binding upon and inure to the benefit of the Parties' successors and assigns.


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13.      INSURANCE

         The Parties will provide and maintain insurance in the manner described in the Project Agreement.

14.      ADDITION OF THIRD PARTIES

         No third party shall become a party to this Agreement without the prior written consent of all Parties. Upon the mutual agreement of both Parties, a third party may be added to a Project Agreement.

15.      DISPUTE RESOLUTION

         The Executive Committee shall attempt to settle amicably any dispute or difference of any kind whatsoever, arising out of or in connection with the validity or invalidity, construction, execution, meaning, operation or effect or breach of this Agreement. If the Executive Committee does not promptly do so, such dispute or difference shall be referred to the Parties' respective CEOs (or equivalents) who shall meet together with a view to resolving the same within a period of not more than 30 days from the date of the submission. If the Parties' respective CEOs are unable to amicably resolve such dispute or difference within such 30 days, then the Parties agree to proceed to mediation under the Construction Industry Mediation Rules of the American Arbitration Association (AAA) and to conclude such mediation within sixty (60) days of the filing by a Party of a request to AAA for mediation. Mediation shall take place at the offices of AAA in Omaha, Nebraska or at such other location as the Parties may agree. Each Party will pay its own costs, plus an equal share of the cost of the mediator and mediation facilities.

         If a dispute between the Parties to this Agreement cannot be resolved by mediation within sixty (60) days as agreed to above, then the Parties shall submit the dispute to binding arbitration. AAA under its Construction Industry Arbitration Rules shall administer the Arbitration Proceedings. One or more arbitrators shall be appointed in accordance with said Rules. Such arbitration shall be held at the offices of AAA in Omaha, Nebraska, or at such other location as the Parties may agree, and conducted in the English Language. Discovery will be strictly limited: (i) each Party will promptly produce to the other all relevant and non-privileged documents for inspection and copying; and (ii) each Party will promptly submit written reports of its testifying expert witnesses to the other Party, and permit the other Party reasonable opportunity to depose such expert witnesses. No further discovery will be permitted unless the arbitrator(s) requires otherwise, for good cause shown. The decision of the arbitration tribunal shall be rendered in writing and shall be final and binding upon the Parties. Judgment upon the award rendered may be entered by either Party and enforced in any court having competent jurisdiction. The Parties shall share the procedural costs of the arbitration equally unless the arbitrator(s) decides otherwise. Each Party shall pay its own attorney's fees and costs incurred by it relating to the arbitration unless the arbitrator(s) decides otherwise. The arbitrator(s) shall have the authority to allow the joinder of any Affiliate of Fagen and/or any Affiliate of ICM, to consolidate claims of Fagen and its Affiliates and ICM and its Affiliates into a single arbitration proceeding, and to order that claims and disputes under this Agreement be resolved in other pending dispute resolution proceedings involving Fagen or its Affiliates and ICM or its Affiliates, as determined in the discretion of the arbitrator(s). Disputes under this Agreement that are resolved in other pending dispute resolution proceedings, where such resolution has been ordered by the arbitrator(s), shall be binding on the Parties as fully as if decided by arbitration under this Agreement. This agreement is subject to the Federal Arbitration Act, 9 U.S.C.>>1-16.

         Pending resolution of such dispute or difference and without prejudice to their rights, the Parties shall continue to respect all their obligations and to perform all their duties under this Agreement and any Project Agreement.

16.      ASSIGNMENT OF PERSONNEL TO AWARDED PROJECTS


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         Individuals assigned to Awarded Projects pursuant to this Agreement or a Project Agreement shall remain the employees of the assigning Party for purposes of salary payments, employee benefits and payment of Worker" Compensation insurance premiums.

17.      ENGINEERING AND CONTRATOR'S LICENSES

         The Project Agreement will provide a project arrangement that best allows use of the licenses of the Parties for engineering and construction work in accordance with the law of the jurisdiction of the Awarded Project.

18.      RECORD KEEPING AND RETENTION

         The Operations Committee shall designate a location for storage of Awarded Project records, and shall develop a record retention policy.

19.      INTELLECTUAL PROPERTY

         Each Party shall retain all of its rights to any intellectual property developed, utilized, or modified in the performance of this Agreement or any Project Agreement. If the Parties jointly conceive of any discovery, invention, or other intellectual property in connection with this Agreement, the Parties shall jointly own such intellectual property.

20.      NOTICE PROVISIONS

         Communication required by this Agreement shall be in writing, signed by an authorized representative of the Party giving notice, and shall be delivered either by: (i) personal delivery; (ii) registered or certified mail, return receipt requested or its equivalent where mailed; (iii) facsimile, with receipt confirmed; or (iv) overnight courier service, addressed to the Party for whom intended at the following address:

                  To ICM:      ICM, Inc.
                               310 N. First Street
                               P.O. Box 397
                               Colwich, KS 67030
                               (316) 796-0900             (Office)
                               (316) 796-0570             (Fax)

                  To Fagen:    Fagen, Inc.
                               501 West Highway 212
                               P.O. Box 159
                               Granite Falls, MN 56241
                               (320) 564-3324             (Office)
                               (320) 564-3278             (Fax)

                  or at such other address as the intended recipient previously has designated by written notice to the other Party. Unless otherwise provided in this Agreement, notice by registered or certified mail shall be effective on the date it is officially recorded as delivered, or refused, by return receipt or equivalent, or next business day if sent by couriers. All communications delivered in person or sent by facsimile shall be deemed to have been delivered to and received by the addressee on the date of personal delivery or on the date sent, respectively.

21.      GOVERNING LAW

         The laws of the State of Nebraska shall govern this Agreement.


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22.      AMENDMENT AND MODIFICATION

         No change, amendment or modification of this Agreement shall be valid or binding upon the Parties unless such change, amendment or modification shall be in writing and duly executed by both Parties.

         The Parties hereto have executed this Agreement on the dates indicated below effective as of the date first above written.


FAGEN, INC.



By: _________________________________       By: _______________________________
Title: ______________________________       Title: ____________________________




ICM, INC.



By: _________________________________       By: _______________________________
Title: ______________________________       Title: ____________________________



















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